UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2014

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

512 Seventh Avenue	10018
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On October 23, 2014, the Compensation Committee of our Board of Directors granted restricted stock units, pursuant to our Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”), that will enable the following persons to receive shares of our common stock, subject to satisfaction of specified conditions, as follows: (i) up to 67,468 shares to Morris Goldfarb, our Chairman, President and Chief Executive Officer, who is also a Director; (ii) up to 51,898 shares to Sammy Aaron, our Vice Chairman, who is also a Director; (iii) up to 34,599 shares to Wayne S. Miller, our Chief Operating Officer; (iv) up to 6,920 shares to Neal S. Nackman, our Chief Financial Officer; (v) up to 17,299 shares to Jeffrey Goldfarb, our Director of Strategic Planning, who is also a Director; and up to 4,025 shares to Jeanette Nostra, our Senior Advisor, who is also a Director.

The above-named persons will be entitled to receive these shares of our common stock only if the performance conditions in clauses (a) and either (b)(1) or (b)(2) set forth below are satisfied: (a) the average closing price per share of our common stock on the Nasdaq Global Select Market over a twenty consecutive trading day period (i) during the two years beginning on the date of grant is at least $82.00 (which is 10% above the closing price on October 22, 2014 (the “Reference Date”), the date prior to the date of the Compensation Committee meeting) or (ii) during the following three years after such two-year period is at least $85.72 (which is 15% above the closing price on the Reference Date) and either (b)(1) (i) the amount of our net income per share on a fully diluted basis as reported in our audited financial statements (“Net Income Per Share”) for the fiscal year ending January 31, 2016 or January 31, 2017 is at least 10% greater than the amount of our Net Income Per Share for the fiscal year ending January 31, 2015 (the “2016/2017 Amount”), (ii) if the net income-based performance objective in clause (b)(1) (i) is not satisfied, our Net Income Per Share for the fiscal year ending January 31, 2018 is at least 5% greater than the 2016/2017 Amount (the “2018 Amount”), or (iii) if the net income-based performance objective in clause (b)(1) (i) or (ii) is not satisfied, our Net Income Per Share for the fiscal year ending January 31, 2019 is at least 5% greater than the 2018 Amount, or (b)(2) the average closing price per share of our common stock on the Nasdaq Global Select Market over a twenty consecutive trading day period (i) during the two years beginning on the date of grant is at least $89.45 (which is 20% above the closing price on the Reference Date) or (ii) during the following three years after such two-year period is at least $93.18 (which is 25% above the closing price on the Reference Date) (clauses (a) and (b) together, the “Performance Conditions”). In addition, the right to receive these shares of common stock will become vested in four equal annual installments on each of October 5, 2016, 2017, 2018 and 2019 (the “Time Vesting Condition”).

If the Performance Conditions are both satisfied and the above-named persons remain employed by us or otherwise provide service for us, we will issue to him or her 25% of the shares of common stock to which he or she is entitled on each of October 5, 2016, 2017, 2018 and 2019, but only if he or she remains employed by us or otherwise performs service for us on each vesting date. If both Performance Conditions are not satisfied within the above-described time periods, no shares of common stock will be issued pursuant to the restricted stock unit grants. If both Performance Conditions are satisfied at any time during the above-reference time periods, any shares that would have previously satisfied the Time Vesting Condition will be issued.

The number of shares of common stock to which the restricted stock units relate and the vesting price will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

A copy of the form of Deferred Stock Award Agreement for these grants under the 2005 Plan is filed herewith as Exhibit 10.1.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See “Item 1.01 Entry into a Material Definitive Agreement” above with respect to restricted stock unit grants to Morris Goldfarb, Sammy Aaron, Wayne S. Miller and Neal S. Nackman.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Deferred Stock Award Agreement for October 23, 2014 restricted stock unit grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2014	G-III APPAREL GROUP, LTD.

By:	/s/ Neal S. Nackman
Name:	Neal S. Nackman
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Deferred Stock Award Agreement for October 23, 2014 restricted stock unit grants.